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                                                                   Exhibit 10.35

                      SECOND LEASE MODIFICATION AGREEMENT

         Second Lease Modification Agreement ("Second Modification") dated as of January 28, 2002 between ABNER PROPERTIES COMPANY, c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017, as Landlord and ALLOY, INC. (f/k/a Alloy On-Line, Inc.), a Delaware corporation, having an office at 151 West 26th Street, New York, New York (hereinafter referred to as "Tenant").

                                   WITNESSETH:

         WHEREAS, by a lease agreement dated as of November 2, 1999, as modified by that certain First Lease Modification Agreement dated December 18, 2000 (hereinafter, collectively, referred to as the "Lease"), Tenant leased from Landlord the entire rentable area of the eleventh (11th) floor (the "Original Demised Premises") and a portion of the tenth (10th) floor known as 10th Floor Rear (formerly referred to as the "Additional Space", hereinafter, referred to as "First Additional Space") (Original Demised Premises and First Additional Space collectively referred to as the "premises" or "demised premises"), as now occupied, in the building known as 151 West 26th Street, New York, New York (the "Building") for a term which is to expire on February 28, 2010.

         WHEREAS, Landlord and Tenant now desire to amend the Lease to (i) provide for Tenant to rent additional space consisting of a portion of the tenth
(10th) floor known as 10th Floor South (see attached floor plan) in the Building (the "Second Additional Space"); and (ii) otherwise modify the terms of the Lease as provided below;

         NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto mutually covenant and agree as follows:

1. Effective as of the Second Additional Space Commencement Date, as such term is defined below, the Landlord shall deliver, and Tenant shall accept the Second Additional Space in "as is" condition and the following amendments to the Lease with respect to the Second Additional Space only shall become effective, the intent herein being that Tenant shall pay both (a) the charges set forth in the Lease in the manner set forth in the Lease for the Original Demised Premises and First Additional Space plus (b) the charges set forth herein for the Second Additional Space. Thereupon, the premises demised to Tenant under the Lease shall be deemed to consist of the Second Additional Space, First Additional Space and the Original Demised Premises, and the leasing of such Second Additional Space shall be upon all of the terms and conditions contained in the Lease except that no work, work allowance or rent concession is to be performed or granted by Landlord with respect to the Second Additional Space except as set forth in Exhibit A, and the following amendments to the Lease shall become effective. For purposes of this Second Modification the term Second Additional Commencement Date shall mean the date upon which Landlord gives notice to Tenant that the work required to be performed by Landlord as set forth in Exhibit "A" ("Landlord's Work") will be substantially completed ("Substantial Completion"), or the date on which Tenant (or its agents) enters, uses or occupies any portion of the Second Additional Space, whichever occurs first

         (i) the annual rental rate for the Second Additional Space only shall be:
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(a)      Ninety Thousand ($90,000.00) Dollars per year ($7,500.00 per month)
from the Second Additional Space Commencement Date to the last day of the first
(1st) Lease Year, as such term is defined herein;

(b) Ninety Two Thousand Seven Hundred ($92,700.00) Dollars per year ($7,725.00 per month) from the first day of the second (2nd) Lease Year to the last day of the second (2nd) Lease Year;

(c) Ninety Five Thousand Four Hundred Eighty One ($95,481.00) Dollars per year ($7,956.75 per month) from the first day of the third (3rd) Lease Year to the last day of the third (3rd) Lease Year;

(d) Ninety Eight Thousand Three Hundred Forty Five ($98,345.00) Dollars per year ($8,195.42 per month) from the first day of the fourth (4th) Lease Year to the last day of the fourth (4th) Lease Year;

(e) One Hundred One Thousand Two Hundred Ninety Six ($101,296.00) Dollars per year ($8,441.34 per month) from the first day of the fifth (5th) Lease Year to the last day of the fifth (5th) Lease Year;

(f) One Hundred Four Thousand Three Hundred Thirty Five ($l04,335.00) Dollars per year ($8,694.58 per month) from the first day of the sixth (6th) Lease Year to the last day of the sixth (6th) Lease Year;

(g) One Hundred Seven Thousand Four Hundred Sixty Five ($107,465.00) Dollars per year ($8,955.42 per month) from the first day of the seventh (7th) Lease Year to the last day of the seventh (7th) Lease Year;

(h) One Hundred Ten Thousand Six Hundred Eighty Nine ($110,689.00) Dollars per year ($9,224.08 per month) from the first day of the eighth (8th) Lease Year to the last day of the eighth (8th) Lease Year; and

(i) One Hundred Fourteen Thousand Nine ($114,009.00) Dollars per year ($9,500.75 per month) from the first day of the ninth (9th) Lease Year to and including February 28, 2010;

         As used in this lease, "rent" or "rents" shall mean and include "fixed rent" and any and all additional rent. References to "fixed rent" shall mean and include the "annual rent" or the "annual rental rate."

(ii) The additional rent due for the use of water, as set forth in Article 29 of the Lease, and, the contract price for sprinkler advisory service, as set forth in Article 30 of the Lease, shall be $20.00 each per month to reflect the addition of the Second Additional Space;

(iii) Tenant's Proportionate Tax Share, as set forth in Article 41 of the Lease shall be 2.083% to reflect the addition of the Second Additional Space and the base year utilized for computing rent due to Real Estate Tax Increases as set forth in Article 41 shall be calendar year 2002; and
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(iv)     Supplementing the provisions of Article 45 of the Lease, Landlord, in its absolute and sole' discretion, may furnish additional electric service to the Second Additional Space upon receipt of Tenant's written request for such additional electric, which request shall contain a "load" letter furnished by a certified electrician which "load" letter reflects, among other things, that the then existing electric servicing the Second Additional Space is insufficient to service Tenant's normal office use as measured by that of the average building tenant which uses its demised premises for general offices.

(v) The base year utilized for computing additional rent due to Utility Escalations as set forth in Article 71 (A)(iii) of the Lease shall mean the calendar year 2002 and the Tenant's Share, as set forth in subparagraph (A)(v) thereof shall be 2.083% so as to reflect the addition of the Second Additional Space.

         For purposes of this Second Modification the term "Lease Year" shall mean' successive twelve (12) calendar month periods commencing on the first day of the calendar month which follows the Second Additional Space Commencement Date unless the Second Additional Space Commencement Date is the first day of the month, in which event the first Lease Year shall begin on the Second Additional Space Commencement Date and each Lease Year thereafter shall begin on an anniversary of the Second Additional Space Commencement Date.

2A. (i) Anything contained herein to the contrary notwithstanding, and provided Tenant is not then in default in any of the terms, covenants and conditions of the Lease and this Second Modification, fixed rent payable hereunder for the first 120 days following the Second Additional Space Commencement Date shall be abated (i.e. an aggregate sum of $25,000.00).

         (ii) Tenant shall pay the first month's rent due (the first month following abatement period) and first month's water/sprinkler charge upon execution of this Second Modification.

2B.        Delay in Substantial Completion

           If Substantial Completion of Landlord's Work is delayed by reason of any Tenant Delay (as hereinafter defined) and/or Tenant's performance of any work that Tenant performs with Landlord's permission in the demised premises during the course of Landlord's Work, the date of Substantial Completion shall be accelerated by one (1) day for each day of delay and in additional Tenant shall pay to Landlord as additional rent within ten (10) days after demand therefor all costs and disbursements which Landlord actually sustains by reason of such delay. In no event shall Landlord be required to commit additional personnel to the performance of Landlord's Work to negate a Tenant Delay. If Tenant pays any sum due hereunder later than ten (10) days after the date of request therefor by Landlord, then Tenant shall pay, as additional rent, interest on the unpaid sum at the maximum legal rate from the date of Landlord's request.

           The term "Tenant Delay" shall mean any delay that Landlord may encounter in the completion of Landlord's Work by reason of any act, neglect, failure or omission of Tenant, its agents, servants, contractors, architect or employees, in the performance of Tenant's obligations under this lease, including, but not limited to:
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         1.       Any delay in submission of or inadequacy of the information which must be provided by Tenant to Landlord which is necessary for Landlord to complete Landlord Work.

         2. Any delay due to changes made by or on behalf of Tenant, at Tenant's request, regarding Landlord's Work.

         3. Any delay due to Tenant's request for items to be installed within the demised premises that have a delivery date which does not provide sufficient time for installation prior to the otherwise anticipated date of Substantial Completion or that will delay the installation of any other item of Landlord's work; and

         4. Any delay due to Tenant performing work or otherwise interfering with Substantial Completion of Landlord's work.

3. In Article 3 1(b) the words "between 1 p.m. and 5 p.m." shall be deleted therefrom and substituted in its place and location shall be the words "between 1 p.m. and 7 p.m."

4.       Article 80 is hereby deemed added to the Lease:

         "80. SECURITY - LETTER OF CREDIT

In lieu of the cash security deposit as set forth under Article 32 hereof, Tenant may furnish Landlord with an irrevocable standby letter of credit in full amount of the security deposit required under Article 32 issued by a bank which is a member of the New York Clearinghouse Association payable at sight to Landlord which conforms in all material respects to the form set forth below which must provide for a final expiration date no sooner than thirty (30) days after the last date for which the letter of credit is otherwise required hereunder. In addition, Tenant acknowledges that it shall pay upon Landlord's demand, as additional rent under this lease, any and all costs or fees charged in connection with the Letter of Credit that arise due to (i) Landlord's sale of transfer of the building; or (ii) the addition, deletion or modification of any beneficiaries under the Letter of Credit. Furthermore, Tenant hereby agrees to cooperate, at its expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of the Article 80.

           (NAME OF BANK)

No.                   Irrevocable Standby Letter of Credit

                                  (Date)

[Name of Landlord]

c/o Williams Real Estate Co. Inc.
380 Madison Avenue
New York, NY 10017
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Dear Sirs:

           We hereby authorize you to value on (name of bank), NEW YORK, NEW YORK FOR ACCOUNT OF

UP TO THE AGGREGATE OF

                              DOLLARS US Currency.

AVAILABLE BY YOUR DRAFTS AT SIGHT, accompanied by:

Your written statement that you are entitled to draw against the Letter of Credit pursuant to a Lease dated as of ______________________, ______ between [Name of Landlord] and ________________ Tenant.

           It is a condition of this Letter of Credit that it shall be extended for additional periods of one year from the present and each successive future expiration date hereof unless at least thirty (30) days prior to the then current expiration date we shall notify you in writing that we elect not to renew this Letter of Credit for such additional one (1) year period. Upon receipt by you of such notice you may draw hereunder by means of your draft on us a sight accompanied by your written statement that you have not received an appropriate renewal of this Letter of Credit. Any notice of non-renewal shall be sent to you by registered or certified mail (return receipt requested) at the above address with an additional copy to be sent simultaneously to the "General Counsel, Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017" by registered or certified mail (return receipt requested) also.

           Drafts hereunder may be drawn not later than ________________________ and any subsequent expiration date pursuant hereto.

           All drafts drawn under this Credit must bear on their face the clause "DRAWN UNDER (name of bank) CREDIT NO. ___________________".

This credit is transferable in whole but not in part. However, no transfer shall be effective unless advice of such transfer is received by us in the form attached signed by you.

           Except so far as otherwise expressly stated, this Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce, Publication No. 400.

           We hereby agree with the Drawers of drafts drawn in compliance with the terms of this Credit, that the same shall be duly honored on presentation to the drawee."

                                         Very truly yours,
                                         [NAME OF BANK]

                                         BY:______________
                                         AUTHORIZED SIGNATURE
                                         New York, NY
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                                         Date:__________________________

5.         Effectiveness

           In addition to the foregoing, the Landlord shall not be bound by any representations, understandings, promises or agreements not contained in the Lease or in this agreement, and this Second Modification shall not bind the Landlord and the Tenant until executed and delivered.

6.         Ratification

           This Second Modification may not be changed, modified or canceled orally and shall be binding upon and inure to the benefit of the respective parties hereto, their successors, and except as otherwise provided in the Lease, their assigns. As modified and extended by the terms of this Second Modification, the Lease is hereby ratified and confirmed in all respects.

           IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

Witness                                           ABNER PROPERTIES COMPANY

BY: /s/ [signature unreadable]                    BY: /s/ Jonathan P. Rosen
------------------------------                        --------------------------
As to Landlord


Witness                                           ALLOY, INC.

BY: /s/ Gina R. DiGioia                           BY: /s/ Jim Johnson
--------------------------                            --------------------------
As to Tenant                                             Jim Johnson, President
                                                         66 Second Avenue
                                                         New York, NY 10003

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Exhibit "A" (Workletter) annexed to and forming part of Lease dated January 28,
2002 between ABNER PROPERTIES COMPANY, as Landlord and ALLOY, INC., as Tenant for 10th Floor South (Second Additional Space), in the building known as 151 West 26th Street, New York, New York.

Provided the Tenant is not in default hereunder, Landlord agrees, at its own cost and expense, to do the following work within the demised premises in building standard manner:

1. Within six (6) months of the Second Additional Space Commencement Date, Landlord shall:

                  Replace the existing windows in the demised premises with new building standard "thermopane" windows.

2. Within four (4) months of the Second Additional Space Commencement Date, Landlord shall: Supply and install one (1) 15 ton new building standard air conditioning unit. Tenant to maintain in accordance with the provisions of Article 68 of the Lease.

3.       Demolish and remove all interior partitions.

4. Supply and maintain 200 amps 3 Phase Electric Service to the Second Additional Space for Tenant's sole and exclusive use.

5. Patch, where necessary, and scrape and sand the existing hardwood flooring and apply one (1) coat of polyurethane floor finish and one
         (1) coat of sealer.

6.       Supply and install combination locks on all the bathroom doors.

7. Patch, where necessary, and paint the existing painted surfaces of the entire premises in one (1) coat of Tenant's choice of one of Landlord's building standard latex color paints.

8.       Deliver premises in broom clean condition.


Any request by Tenant for Landlord to make any changes in or to the work set forth above must be made in writing to Landlord who may consent to or reject such requests. To the extent such changes result in additional costs or delay the completion of Landlord's work, Tenant shall be responsible for such additional costs and delay.

In addition, Tenant shall be liable for any delays resulting from Tenant's requests regarding the scheduling of Landlord's work or from any other action of Tenant which otherwise impacts Landlord's ability to perform such work.

Except as provided in this Workletter, Landlord shall be under no obligation to make any other improvements or alterations in the demised premises and Tenant agrees to accept the demised
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premises "as is" in its present condition. Any work conditioned upon Tenant's request is deemed waived unless requested in writing more than six (6) months prior to expiration of the within term.

Tenant shall, if required hereunder, make elections and deliver any plans and specifications to Landlord for Landlord's approval on or before ___________________, 2001. They shall incorporate all information which may be needed by Landlord to let the contracts for the performance of the work, and shall be fully dimensioned working drawings. Progress of the work shall not affect the payment of rent.

TENANT: By: /s/ Jim Johnson               LANDLORD By: /s/ Jonathan P. Rosen
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